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                                                                    EXHIBIT 3.27

                                 STATE OF ALASKA

                DEPARTMENT OF COMMUNITY AND ECONOMIC DEVELOPMENT

                DIVISION OF BANKING, SECURITIES AND CORPORATIONS

I certify that the attached 5 pages are true copies of records on file with the Department of Community and Economic Development, Division of Banking, Securities, and Corporations.

[SEAL]
                                          Edgar Blatchford
                                          Commissioner

                                          Certified by: /s/ Joy West
                                                        --------------
                                          Date: 8/15/03
                                                ----------------------

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                                 STATE OF ALASKA
                DEPARTMENT OF COMMUNITY AND ECONOMIC DEVELOPMENT
                DIVISION OF BANKING, SECURITIES AND CORPORATIONS

                                   CERTIFICATE
                                       OF
                                  INCORPORATION
                              BUSINESS CORPORATION

The undersigned, as Commissioner of Community and Economic Development of the State of Alaska, hereby certifies that Articles of Incorporation of

                              ACS INFOSOURCE, INC.

have been received in this office and have been found to conform to law.

ACCORDINGLY, the undersigned, as Commissioner of Community and Economic Development, and by virtue of the authority vested in me by law, hereby issues this Certificate of Incorporation and attaches hereto the original copy of the Articles of Incorporation.

                       IN TESTIMONY WHEREOF, I execute this certificate and affix the Great Seal of the State of Alaska on SEPTEMBER 6, 2000

                       /s/ Deborah B. Sedwick

                       Deborah B. Sedwick
                       Commissioner of Community
                       and Economic Development

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                                                             Filed for Record
                                                             State for Alaska

                                                               SEP 06 2000

                                                         Department of Community
                                                        And Economic Development

                           ARTICLES OF INCORPORATION

                                       OF

                              ACS INFOSOURCE, INC.

                  (An Alaska Business Corporation Incorporated
              Under the Alaska Corporations Code: AS 10.06 et seq.)

                  The undersigned, a citizen of the State of Alaska and natural person of the age of eighteen years or more, acting as incorporator of this Corporation under the Alaska Corporations Code (Alaska Statute 10.06 et seq.), does hereby adopt the following Articles of Incorporation for such Corporation:

         ARTICLE I. CORPORATE NAME

                  The name of the Corporation shall be ACS INFOSOURCE, INC. (hereinafter referred to as the "Corporation").

         ARTICLE II. CORPORATE EXISTENCE

                  The Corporation shall have perpetual duration.

         ARTICLE III. PURPOSES AND POWERS

                  The purpose for which this Corporation is organized is to hold telecommunications licenses issued by the Federal Communications Commission for an affiliated company engaged in the business of providing telecommunications services and equipment, and any other lawful act, business, trade, or activity for which corporations may be organized under the Alaska Corporations Code,

                  The Corporation shall have the authority to engage in any and all such actions as are incidental or conducive to the attainment of the foregoing purpose or purposes of the Corporation and to exercise any and all powers authorized or permitted under any laws that may be now or hereafter applicable or available to the Corporation.

         ARTICLE IV. ALIEN AFFILIATES

                  There are no alien affiliates of this Corporation.

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         ARTICLE V. SHARES

                  The aggregate number of shares which the Corporation may issue shall be one thousand (1,000) shares of common stock.

         ARTICLE VI. REGISTERED OFFICE AND AGENT

                  The name of the Corporation's initial registered agent and the address of the initial registered office is:

                                          CT Corporation
                                          801 West 10th Street, Suite 300
                                          Juneau, Alaska 99801

         ARTICLE VII. DIRECTORS

                  The number of Directors constituting the Board of Directors of the Corporation shall be determined in accordance with the provisions of the Alaska Corporations Code and set out in the Bylaws of the Corporation.

         ARTICLE VIII. DIRECTOR LIABILITY

                  Directors of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for acts or omissions that occur after the effective date of these Articles of Incorporation for the breach of their fiduciary duty as a Director; provided, however, that such exemption from liability shall not apply to (i) a breach of a Director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(iii) willful or negligent conduct involved in the payment of dividends or the repurchase of stock from other than lawfully available funds; or (iv) a transaction from which the Director derives an improper personal benefit.

         ARTICLE IX. BYLAW AMENDMENTS

                  The Bylaws of the Corporation may be adopted, amended, or repealed, in the manner prescribed by law, by approval of the Board of Directors, except as otherwise provided by law.

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         ARTICLE X. INCORPORATOR

                  The name and address of the incorporator of this Corporation is as follows:

                                Michelle Bittner
                                Alaska Communications Systems
                                510 L Street, Suite 500
                                Anchorage, Alaska 99501
                                Telephone: (907) 297-3087
                                Facsimile: (907) 297-3153

                  IN WITNESS WHEREOF, the undersigned, being the sole original incorporator hereinabove named, has executed these Articles of Incorporation this 31st day of August, 2000.

                                          /s/ Michelle Bittner
                                          ------------------------------
                                          Michelle Bittner

                                 VERIFICATION

                  I, Michelle Bittner, say on oath or affirm that I have read the foregoing Articles of Incorporation of ACS INFOSOURCE, INC., and believe all statements made in such Articles of Incorporation are true.

                  DATED this 31st day of August, 2000, at Anchorage, Alaska.

                                          /s/ Michelle Bittner
                                          -----------------------------
                                          Michelle Bittner

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                  SUBSCRIBED AND SWORN TO before me this 31st day of August,
2000, at Anchorage, Alaska.

                                          /s/ Tiffany L. Dunn
                                          --------------------------------
                                          Notary Public for Alaska
                                          My commission expires: 11-3-02

                     The S.I.C. Code for this Corporation is

                  7319 - Advertising, Not Elsewhere Classified